Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-146485) of Index Oil and Gas Inc. of our report dated June 30, 2008 relating to the consolidated financial statements, which is included in this Annual Report on Form 10-K for the year ended March 31, 2008.

/s/ RBSM LLP

New York, New York
June 30, 2008